File No. 2-28274
                                                  File No. 811-01604

                                  SCHEDULE 14A

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                              Pioneer Growth Shares
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                                                                        [logo
PIONEER SalesTalk                                                      PIONEER]
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Fall 1999                        PUBLISHED QUARTERLY FOR INVESTMENT
                                 REPRESENTATIVES

FROM THE SALES DESK              VALUE STOCKS SURGE IN SHIFTING MARKET
by Stephen W. Long               One of the more significant market trends of
   Senior Managing Director      1999 is the comeback of value-oriented stocks--
   U.S. Retail Sales             equities selling at relatively low prices
                                 compared to their assets and earnings
                                 potential. In the first half of the year, value
THE NEED FOR BOTH GROWTH AND     stocks outperformed growth stocks by 2.98
VALUE                            percentage points, marking a turnaround from
                                 the previous few years during which growth-
Because you never know when      oriented investments were clearly favored by
the market will change, it's     investors. The resurgence of value-oriented
clear that value stocks should   stocks underscores the importance of having a
play a vital part in every       portfolio that includes both investment styles.
well-diversified investment
program. Now is a great time     VALUE OUTPERFORMED GROWTH 1/1/99-6/30/99
to review your clients'          S&P/BARRA Value         S&P/BARRA Growth
portfolios -- especially those        13.96%                   10.98%
who've done well with growth     VALUE STOCKS HAVE BEEN ON THE UPSWING
stocks over the past few         Annual performance compared to the S&P 500
years -- to see if they have     Index
an adequate balance of value     [graphic omitted]
and growth issues.               VALUE TURNED THE CORNER IN EARLY 1999, AND THEN
                                 CAME ON STRONG.
                                 Source: Ibbotson Associates. The S&P 500 Index
PIONEER CAPITAL GROWTH FUND      is an unmanaged measure of U.S. stocks. The
Average Annual Total Returns     S&P/BARRA Value and Growth indexes rank the
Class A Shares through 6/30/99   stocks in the S&P 500 Index according to price-
                                 to-book ratios. The Growth Index comprises
              NAV    POP1        stocks in the upper portion; the Value Index
Since                            comprises stocks in the lower portion. Index
Inception2   15.70%   14.93%     comparisons are hypothetical and for
3-Year        9.76%    7.63%     illustrative purposes only. They do not
1-Year        2.20%   -3.67%     represent an investor's experience with any
                                 fund. You cannot invest directly in an index.
1Reflects deduction of maximum   Chart prepared by Pioneer.
5.75% sales charge for Class A
Shares. Class B, C, and Y        CONSIDER PIONEER CAPITAL GROWTH FUND FOR VALUE
Shares (inception 4/4/94,
1/31/96 and 7/2/98,              Pioneer Capital Growth Fund offers your clients
respectively) are available.     an excellent way to participate in the
2Fund inception is 7/25/90.      promising performance of value stocks. Compare
                                 the Fund's returns to the S&P/BARRA Value Index
PAST PERFORMANCE DOES NOT        and decide for yourself. Pioneer Capital Growth
GUARANTEE FUTURE RESULTS.        Fund can make a great addition to any well-
Mutual fund share prices         diversified investment program.
fluctuate and the value of
shares upon redemption may be    SHOW YOUR CLIENTS "THE VALUE" WITH PIONEER
more or less than purchase       CAPITAL GROWTH FUND.
price. The Fund may invest in
international securities,        [ActionFacts graphic omitted]
which are subject to special
risks, including currency        Order Pioneer's ActionFacts for Investors
fluctuations and differing       Value's Comeback (#6958)
accounting standards.
                                 ASK YOUR SALES SPECIALIST ABOUT PIONEER CAPITAL
INSIDE SalesTalk                 GROWTH FUND AND OTHER PIONEER VALUE-ORIENTED
P.2 New Fixed-Income Manager     FUNDS TODAY.
P.3 Retirement Kit and Caboodle
P.4 Emerging Markets Heat Up

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CALL PIONEER AT 1-800-622-9876 FOR SALES IDEAS AND 1-800-622-0181 FOR LITERATURE
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           For Broker/Dealer Use Only -- Not for Use with the Public


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      COMPANY FOCUS
What's Happening at Pioneer?......

TRUSTEES APPROVE FEE PROPOSAL FOR
PIONEER GROWTH SHARES; VOTE
PENDING

A special meeting is set for
Sept. 28, 1999, for shareowners
of Pioneer Growth Shares. Among
items up for vote is a proposal            [remainder of newsletter]
to increase the Fund's management
fee.

Looking for a reason to call your
clients? Remind them to vote by
either mail, touch-tone phone or
Internet.





Pioneer Investment Management, Inc.                                    0999-6937
60 State Street                              (c) Pioneer Funds Distributor, Inc.
Boston, MA 02109                             Underwriter of Pioneer mutual funds
www.pioneerfunds.com
            For Broker/Dealer Use Only -- Not for Use with the Public